Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-166208, 333-134430, 333-91526, 333-161235 and 333-116180 on Form S-8 of our report dated April 15, 2012, relating to the consolidated financial statements of Quicksilver Resources Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 22, 2013